UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 43rd Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 4.625% Senior Secured Notes due 2029

On June 29, 2021 Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), issued $500.0 million aggregate principal amount of 4.625% senior secured notes due 2029 (the “Notes”) under an indenture, dated as of June 29, 2021 (the “Indenture”), among the Company, certain of its wholly-owned subsidiaries, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee and notes collateral agent (the “Trustee”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. The Notes and related guarantees are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to utilize the net proceeds of the offering for general corporate purposes, including the temporary reduction of borrowings under its repurchase agreements.

The Notes bear interest at a rate of 4.625% per year, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2021. The Notes will mature on June 15, 2029 (the “Maturity Date”), unless earlier repurchased or redeemed.

The following is a brief description of the terms of the Notes and the Indenture.

Optional Redemption

The Company may redeem the Notes at any time, in whole or in part, prior to their maturity. The redemption price for Notes that are redeemed before June 15, 2024 will be equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date. The redemption price for the Notes that are redeemed on or after June 15, 2024 is equal to the redemption prices set forth in the Indenture and accrued and unpaid interest, if any, to but excluding the redemption date. In addition, the Company may redeem up to 40% of the Notes at its option using the proceeds of certain equity offerings completed before June 15, 2024.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Guarantees

When the Notes are first issued they are guaranteed solely by the Guarantors. In addition, the Company will cause each Wholly Owned Subsidiary (as defined in the Indenture) of the Company that is a Domestic Subsidiary (as defined in the Indenture) and not an Excluded Subsidiary (as defined in the Indenture) or that guarantees or becomes a borrower under any First Lien Obligations (as defined in the Indenture) to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary will guarantee payment of the Notes.

Ranking

The Notes and the guarantees are senior secured obligations of the Company and the Guarantors and rank:

•	pari passu in right of payment with all of the Company’s existing and future unsubordinated indebtedness;

•	senior in right of payment to any of the Company’s future subordinated indebtedness and subordinated guarantees;

•

effectively senior to all of the Company’s existing and future indebtedness that is unsecured or that is secured by a junior lien, in each case to the extent of the value of the Collateral (as defined in the Indenture); and

•

effectively subordinated in right of payment to all of the Company’s existing and future indebtedness, guarantees and other liabilities (including trade payables) that is secured by Liens (as defined in the Indenture) on assets that do not constitute a part of the Collateral to the extent of the value of such assets securing such indebtedness.

In addition, the Notes rank structurally subordinated to all existing and future indebtedness and other liabilities of any of the Company’s existing and future subsidiaries that do not guarantee the Notes.

Security

The Notes are secured on a first-priority basis by substantially all of the assets of the Company and the Guarantors to the extent such assets are subject to a lien securing the obligations under the Company’s Term Loan Credit Agreement (as defined in the Indenture) or any other First Lien Obligations, subject to liens not prohibited under the Indenture or the agreement governing the Term Loan Credit Agreement.

Covenants

The Indenture contains covenants that, subject to a number of exceptions and adjustments, among other things:

•	limit the ability of the Company and its subsidiaries to incur additional indebtedness and secured indebtedness;

•

require that the Company maintain Total Unencumbered Assets (as defined in the Indenture) of not less than 120% of the aggregate principal amount of the outstanding Total Pari Passu Indebtedness (as defined in the Indenture) of the Company and its subsidiaries, in each case, determined on a consolidated basis; and

•	impose certain requirements in order for the Company or any of the Guarantors to merge or consolidate with or transfer all or substantially all of their respective assets to another person.

Events of Default

The Indenture also provides for Events of Default (as defined in the Indenture) which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of June 29, 2021, by and among Apollo Commercial Real Estate Finance, Inc., as issuer, ACREFI Operating, LLC, ARM Operating, LLC and ACREFI Mortgage Lending, LLC, as guarantors, Wells Fargo Bank, National Association, as trustee and notes collateral agent (including the form of Apollo Commercial Real Estate Finance, Inc.’s 4.625% Senior Secured Notes due 2029).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

Date: July 6, 2021